                                  EXHIBIT 8

                         Cooper & Lybrand Letterhead




                                                                October 19, 1994





Mr. Charles F. Andrews
Assistant General Counsel
BANC ONE CORPORATION
100 East Broad Street
Columbus, Ohio  43271-0261




RE: Federal Income Tax Effects of Proposed Merger between 1st*Bank and Bank One, Texas, National Association, and joined in by BANC ONE CORPORATION and Banc One Texas Corporation




To 1st*Bank, the Shareholders of 1st*Bank, and BANC ONE CORPORATION:


Pursuant to your request and as required by Section 12 of the Merger Agreement entered into between 1st*Bank and Bank One, Texas, National Association and joined in by BANC ONE CORPORATION and Banc One Texas Corporation on or about August 10, 1994, we are providing our opinion of the Federal income tax consequences of the transaction described herein. Unless otherwise noted, all Section references herein shall be to the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.


FACTS

A.      INTRODUCTION OF PARTIES TO THE PROPOSED TRANSACTION


1.       1st*Bank ("1ST*BANK")
         ---------------------

1ST*BANK is a banking corporation duly organized under the laws of the State of Texas. As of March 31, 1994, the authorized capital stock of 1ST*BANK consisted of 1,304,167 shares of common stock with a par value of $2.00, all of which were issued and outstanding and none of which were shares of treasury stock owned by 1ST*BANK. 1ST*BANK has issued and outstanding Mandatory Convertible Subordinated Debentures issued on or about March 31, 1988 ("1ST*BANK Debentures") that are convertible into not more than 166,666 shares of 1ST*BANK Common.


2.       Bank One, Texas, National Association ("BOTNA")
         -----------------------------------------------

BOTNA is a national banking association duly organized under the laws of the United States. As of March 31, 1994, the authorized capital stock of BOTNA consisted of 12,000,000 shares of common stock with a par value of $35 per share, 6,400,000 shares of which were issued and
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BANC ONE CORPORATION
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October 19, 1994


outstanding and none of which were shares of treasury stock owned by BOTNA. BOTNA is a wholly-owned subsidiary of Banc One Texas Corporation.


3.       Banc One Texas Corporation ("BANC ONE TEXAS")
         ---------------------------------------------

BANC ONE TEXAS is a corporation duly organized under the laws of the State of Ohio. BANC ONE TEXAS is a wholly-owned subsidiary of BANC ONE CORPORATION and holds all of the issued and outstanding shares of BOTNA.


4.       BANC ONE CORPORATION ("BANC ONE")
         ---------------------------------

BANC ONE is a corporation duly organized under the laws of the State of Ohio. As of March 31, 1994, the authorized common stock of BANC ONE consisted of 600,000,000 shares of common stock without par value, 381,595,796 of which were issued and outstanding and 250,000 of which were shares of treasury stock owned by BANC ONE. The authorized preferred stock consisted of 35,000,000 shares without par value, 4,998,000 shares of which were issued and outstanding as Series C $3.50 Cumulative Convertible Preferred Stock.


B.       PROPOSED TRANSACTION BETWEEN THE PARTIES


At the effective date of the merger of 1ST*BANK into BOTNA ("EFFECTIVE TIME"), BANC ONE will indirectly acquire the assets and liabilities of 1ST*BANK through its wholly-owned subsidiary, BANC ONE TEXAS. Specifically, the Merger Agreement provides: "BANC ONE TEXAS shall acquire all of the assets and assume all of the liabilities of 1ST*BANK; provided, however, BANC ONE TEXAS shall direct that all of such assets and liabilities shall be transferred to BOTNA by means of the merger of 1ST*BANK into BOTNA (the "Merger")."


At the EFFECTIVE TIME, 1ST*BANK shall be merged with and into BOTNA in accordance with 12 U.S.C. Section 215a. All property rights and liabilities of 1ST*BANK and BOTNA will vest in the Receiving Association (BOTNA and 1ST*BANK). Under the terms of the Merger Agreement, the Receiving Association shall have the same name, business, Bylaws, and board of directors as BOTNA.


The Merger shall be effective at the date provided by the Merger Agreement as specified by the Comptroller of the Currency upon the request of BOTNA in accordance with Section 10(c) of the Merger Agreement. In no event will the date proposed by BOTNA as the EFFECTIVE TIME be sooner than the day following the day on which all necessary approvals by governmental agencies and authorities are received and any required waiting periods with respect thereto have expired nor will the date designated by BOTNA as the EFFECTIVE TIME be later than 31 days following the date at which all such approvals have been received and any required waiting periods with respect thereto have expired.


At the EFFECTIVE TIME, each of the not more than 1,470,833 issued and outstanding shares of 1ST*BANK common stock (1,304,167 outstanding as of March 31, 1994 plus the outstanding Mandatory Convertible Subordinated Debentures convertible to 166,666 additional common shares) shall be converted into shares of BANC ONE common stock at an established Exchange
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BANC ONE CORPORATION
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October 19, 1994


Rate, which is defined in Section 7(a)(i) of the Merger Agreement. At the EFFECTIVE TIME, 1ST*BANK's shareholders shall be allocated and entitled to receive shares of BANC ONE common stock in exchange for the surrender and cancellation of their 1ST*BANK common stock.


The Exchange Rate for converting 1ST*BANK common shares into BANC ONE common shares is computed under Section 7(b)(i) of the Merger Agreement. The BANC ONE Average Price will determine the Exchange Rate. If the BANC ONE Average Price is $36.30 or more, each 1ST*BANK share shall be exchanged for 0.2627 share of BANC ONE common. If the BANC ONE Average Price is $33.00 or less, each 1ST*BANK share shall be exchanged for 0.2890 share of BANC ONE common. If the BANC ONE Average Price is between $33.00 and $36.30, each 1ST*BANK share shall be exchanged for that number of shares of BANC ONE common, carried to four decimal places, which when multiplied by the average price, will equal $9.5354. Furthermore, all of the 1ST*BANK shares shall be converted into not more than 425,000 shares of BANC ONE common. Additionally, in no event shall the Exchange Rate be less than 0.2627 or more than 0.2890 shares of BANC ONE common, subject to the anti-dilution provisions of Sections 7(e) and 7(f) of the Merger Agreement and the provisions of Section 7(c) of the Merger Agreement regarding fractional shares.


The term "Valuation Period" is defined in Section 7(a) of the Merger Agreement as "the ten consecutive days on which shares of BANC ONE common are traded on the New York Stock Exchange (the "NYSE") ending on the sixth NYSE trading day immediately prior to the Effective Time."


The term "BANC ONE Average Price" is defined in Section 7(a) of the Merger Agreement as "the average of the closing trade prices of BANC ONE Common on the NYSE during the Valuation Period as reported in THE WALL STREET JOURNAL for NYSE Composite Transactions."


The 6,400,000 shares of BOTNA common issued and outstanding immediately prior to the EFFECTIVE TIME shall continue to be issued and outstanding shares of common stock, $35 par value, of the Receiving Association.


The anti-dilution provisions of Section 7 of the Merger Agreement provide:


                 (e) If prior to the Effective Time BANC ONE shall declare a stock dividend or subdivide, split up, reclassify or combine its shares of common stock or declare a dividend or make a distribution on its common stock in any security convertible into its common stock, appropriate adjustment or adjustments will be made in the Exchange Rate and other factors used to determine or limit the Exchange Rate.


                 (f) If prior to the Effective Time BANC ONE shall declare a stock dividend or subdivide, split up, reclassify or combine its shares of common stock or declare a divided or make a distribution on its common stock in any security convertible into its common
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BANC ONE CORPORATION
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                 stock, and the "Ex-Dividend Date" (as herein defined)
                 established for the shares being so divided or otherwise diluted (if an "Ex-Dividend Date" is not established by the NYSE) or the Record Date, whichever is applicable, is subsequent to the Valuation Period appropriate adjustment or adjustments will be made in the Exchange Rate and other factors used to determine or limit the Exchange Rate. The "Ex-Dividend Date" is that date established by the NYSE for such distribution. The Record Date is that date established by resolution of the Board of Directors of the distributing party as the time as of which record ownership of the distributing securities will entitle the record owner(s) to such distribution.


1ST*BANK's shareholders with fractional shares, at the EFFECTIVE TIME, shall not be entitled to receive BANC ONE common stock for such fractional shares. Instead, any holder of fractional shares of 1ST*BANK common shall, upon surrender, be paid cash by BANC ONE on the basis of the BANC ONE Average Price, as defined in Section 7(a) of the Merger Agreement.


The shareholders of 1ST*BANK who do not vote their shares in favor of the Merger or who otherwise perfect applicable dissenters' rights will be entitled to receive the value of their shares in accordance with the provisions of 12 U.S.C. Section 215a. The maximum aggregate number of dissenting shares, multiplied by the larger of the market or book value of one share of 1ST*BANK common stock, plus an additional $10,000 shall be paid by 1ST*BANK from its assets to Bank One, Indianapolis, N.A., as Escrow Agent. This Escrow Fund shall serve as the source of any cash payments required to be made to dissenting former shareholders of 1ST*BANK and shall ensure that the funds used to pay the dissenting shareholders are paid from funds and assets attributable to 1ST*BANK. Furthermore, under no circumstances will the total amount paid into the escrow account by 1ST*BANK exceed 1% of 1ST*BANK's net assets. Nor, under any circumstances will any assets of BANC ONE, BANC ONE TEXAS, or BOTNA be paid into the escrow account or be used to pay 1ST*BANK shareholders who dissent.


C.       ADDITIONAL REPRESENTATIONS

         In addition to the foregoing, the following pertinent representations have been made by the parties to the proposed transaction:


1. The fair market value of BANC ONE common stock received by each 1ST*BANK shareholder will be approximately equal to the fair market value of the 1ST*BANK common stock surrendered in the exchange.


2. There is no plan or intention by the shareholders who own five percent or more of 1ST*BANK common stock, and to the best of the knowledge of the management of BANK, there is no plan or intention on the part of the remaining shareholders of 1ST*BANK to sell, exchange, or otherwise dispose of a number of shares of BANC ONE common stock received in the transaction that would reduce their ownership of BANC ONE common stock to a number of shares having a value, as of the date of the
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BANC ONE CORPORATION
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October 19, 1994


         transaction, of less than 50 percent of the value of all of the formerly outstanding common stock of 1ST*BANK as of the same date.
         For purposes of this representation, shares of 1ST*BANK common stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of BANC ONE common stock will be treated as outstanding 1ST*BANK common stock on the date of the transaction. Moreover, shares of 1ST*BANK common stock and shares of BANC ONE common stock held by shareholders of 1ST*BANK and otherwise sold, redeemed, or disposed of prior or subsequent to the EFFECTIVE TIME will be considered in making this representation.


3. BANC ONE TEXAS will acquire at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by 1ST*BANK immediately prior to the transaction. For purposes of this representation, amounts paid by 1ST*BANK to dissenters, amounts paid by 1ST*BANK to shareholders who receive cash or other property, 1ST*BANK assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by 1ST*BANK immediately preceding the transfer will be included as assets of 1ST*BANK held immediately prior to the transaction.


4. Prior to the transaction, BANC ONE will be in control of BANC ONE TEXAS within the meaning of Section 368(c) and BANC ONE TEXAS will be in control of BOTNA within the meaning of Section 368(c).

5. Following the transaction, BANC ONE TEXAS will not issue any additional shares of its stock that would result in BANC ONE losing control of BANC ONE TEXAS within the meaning of Section 368(c), nor will BOTNA issue any additional shares of its stock that would result in BANC ONE TEXAS losing control of BOTNA within the meaning of
         Section  368(c).


6. BANC ONE has no plan or intention to reacquire any of its stock issued in the transaction.


7. BANC ONE has no plan or intention to liquidate BANC ONE TEXAS, to merge BANC ONE TEXAS into another corporation, or to sell or otherwise dispose of the stock of BANC ONE TEXAS. Furthermore, neither BANC ONE nor BANC ONE TEXAS has any plan or intention to liquidate BOTNA, to merge BOTNA into another corporation, to sell or otherwise dispose of the stock of BOTNA, or to cause BOTNA to sell or otherwise dispose of any of the assets of 1ST*BANK acquired in the transaction, except for dispositions in the ordinary course of business or transfers described in Section 368(a)(2)(C).


8. BOTNA has no plan or intention to sell or otherwise dispose of any of the assets acquired from 1ST*BANK, except for dispositions in the ordinary course of business.


9. BOTNA will not transfer or otherwise convey any of the assets of 1ST*BANK received in the transaction to BANC ONE, BANC ONE TEXAS, or any subsidiary of BANC ONE or BANC ONE TEXAS, except in the ordinary course of business.
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October 19, 1994



10. 1ST*BANK will distribute the stock, securities, and other property it receives in the transaction, and its other properties, in pursuance of the plan of reorganization.


11. The liabilities of 1ST*BANK assumed by BOTNA and the liabilities to which the transferred assets of 1ST*BANK are subject, were incurred by 1ST*BANK in the ordinary course of its business.

12. Following the transaction, BOTNA will continue the historic business of 1ST*BANK or use a significant portion of 1ST*BANK's historic business assets in a business.


13. BANC ONE, BANC ONE TEXAS, BOTNA, and 1ST*BANK and its shareholders will pay their respective expenses, if any, incurred in connection with the transaction. BOTNA will pay or assume only those expenses of 1ST*BANK that are solely and directly related to the transaction in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.


14. There is no intercorporate indebtedness existing between BANC ONE and 1ST*BANK, BANC ONE TEXAS and 1ST*BANK, or BOTNA and 1ST*BANK that was issued, acquired, or will be settled at a discount.


15. No two parties to the transaction are investment companies as defined in Section 368(a)(2)(F)(iii) and (iv).


16. Neither BANC ONE, BANC ONE TEXAS, nor BOTNA own directly or indirectly, nor have they owned during the past five years, directly or indirectly, any stock of 1ST*BANK.


17. The fair market value of the assets of 1ST*BANK transferred to BOTNA will equal or exceed the sum of the liabilities assumed by BOTNA plus the amount of liabilities, if any, to which the transferred assets are subject.


18. 1ST*BANK is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A).

19. The payment of cash in lieu of fractional shares of BANC ONE common stock is solely for the purpose of avoiding the expense and inconvenience to BANC ONE of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the 1ST*BANK shareholders instead of issuing fractional shares of BANC ONE common stock will not exceed one percent of the total consideration that will be issued in the transaction to the 1ST*BANK shareholders in exchange for the shares of 1ST*BANK common stock. The fractional share interests of each 1ST*BANK shareholder will be aggregated, and no 1ST*BANK shareholder will receive cash in an amount equal to or greater than the value of one full share of BANC ONE common stock.
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October 19, 1994




20. None of the compensation received by any shareholder-employees of 1ST*BANK will be separate consideration for, or allocable to, any of their shares of 1ST*BANK common stock; none of the shares of BANC ONE common stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement or non-competition agreement; and the compensation to be paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts actually paid to third parties bargaining at arm's length for similar services.


21. No stock of BANC ONE TEXAS and no stock of BOTNA will be issued as consideration in the transaction.


22. Under the provisions of Section 215a of Title 12 of the United States Code, any holder of 1ST*BANK stock who objects to the merger has the right to demand that he or she be paid in cash the appraised value of his shares (as of the merger date) if and when the merger is consummated, subject to the satisfaction of certain conditions. If such conditions are satisfied, the dissenting shareholder will be entitled to receive the appraised value of the shares held by him or her. The determination of the amount to be paid for those shares will be made under the procedures set forth in subsection (c) and, if necessary, subsection (d) of Section 215a of Title 12 of the United States Code. As a result of the escrow of cash to be established by 1ST*BANK immediately prior to the EFFECTIVE TIME, all cash ultimately paid to dissenting shareholders will be from assets held by 1ST*BANK just prior to the merger.


23. No dividend or other distribution on 1ST*BANK stock has been or will be paid prior to the consummation of the reorganization, other than regular periodic dividends consistent in amount and effect with prior dividend policy.


The facts, assumptions, and representations set forth above have been reviewed by the management of 1ST*BANK, BOTNA, BANC ONE TEXAS, and BANC ONE. These facts, assumptions, and representations are a material basis for the opinions contained herein. We have been instructed to rely on them in preparing this opinion letter. We have not independently investigated the validity of the facts, assumptions, or representations set forth above.


ISSUES


I. Whether the acquisition by BANC ONE TEXAS of substantially all of the assets of 1ST*BANK solely in exchange for BANC ONE common stock and the assumption by BANC ONE TEXAS of 1ST*BANK's liabilities will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Code. And, whether the acquisition by BANC ONE TEXAS of substantially all of the assets of 1ST*BANK will be disqualified by reason of the fact that the assets of 1ST*BANK that are acquired by BANC ONE TEXAS are transferred to BOTNA.


II. Whether the transaction will be viewed for Federal income tax purposes as an acquisition by BANC ONE TEXAS of substantially all of the assets of 1ST*BANK solely in exchange for BANC ONE common stock and the assumption of all of the liabilities of
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October 19, 1994


         1ST*BANK by BANC ONE TEXAS followed by the transfer of the assets of 1ST*BANK to BOTNA and the assumption by BOTNA of the liabilities of 1ST*BANK.


III. Whether gain or loss will be recognized by BANC ONE, BANC ONE TEXAS, BOTNA, or 1ST*BANK as a consequence of the Merger.


IV. Whether gain or loss will be recognized to the shareholders of 1ST*BANK on the exchange of their shares of 1ST*BANK common stock for shares of BANC ONE common stock (disregarding for this purpose any cash received for fractional share interests to which they may be entitled).


V. Whether the Federal income tax basis of the BANC ONE common stock (including the fractional share interests to which they may be entitled) received by the shareholders of 1ST*BANK will be the same as the Federal income tax basis of the 1ST*BANK common stock surrendered in exchange therefor.

VI. Whether the holding period of the BANC ONE common stock received by a shareholder of 1ST*BANK will include the period for which the 1ST*BANK common stock exchanged therefor was held, provided thr exchanged 1ST*BANK common stock was held as a capital asset by such shareholder on the date of the exchange.


VII. Whether the cash received by 1ST*BANK shareholders in exchange for their 1ST*BANK common stock pursuant to the exercise of their dissenters' rights will be treated as having been received in redemption of their 1ST*BANK common stock and subject to the provisions of Section 302 of the Code.


VIII. Whether the payment of cash in lieu of fractional share interests of BANC ONE common stock will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by BANC ONE, the redemption being subject to the provisions of Section 302 of the Code.
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October 19, 1994



CONCLUSIONS


For Federal income tax purposes, the following conclusions with respect to the above issues are made:


I.       TAX-FREE REORGANIZATION STATUS
         ------------------------------

The acquisition by BANC ONE TEXAS of substantially all of the assets of 1ST*BANK in exchange for shares of BANC ONE common stock and the assumption by BANC ONE TEXAS of 1ST*BANK's liabilities, as described above, will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(C) of the Code. For purposes of this Opinion, "substantially all" means at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets of 1ST*BANK. Pursuant to Section 368(a)(2)(C) of the Code, the acquisition by BANC ONE TEXAS of substantially all of the assets of 1ST*BANK will not be disqualified under
Section 368(a)(1)(C) by reason of the fact that the assets of 1ST*BANK that were acquired by BANC ONE TEXAS are transferred to BOTNA. Furthermore, BANC ONE, BANC ONE TEXAS, BOTNA, and 1ST*BANK will qualify as "parties to the reorganization" under Section 368(b). See also Priv. Ltr. Rul. 89-27-041 (Apr. 11, 1989).


II.      CHARACTERIZATION OF THE TRANSACTION
         -----------------------------------

The transaction will be viewed as the acquisition by BANC ONE TEXAS of substantially all of the assets of 1ST*BANK solely in exchange for the voting stock of BANC ONE and the assumption by BANC ONE TEXAS of 1ST*BANK's liabilities followed by the transfer of 1ST*BANK's assets to BOTNA and the assumption by BOTNA of the liabilities of 1ST*BANK. See Priv. Ltr. Rul. 89-27-041 (Apr. 11, 1989).


III.     GAIN OR LOSS RECOGNITION BY BANC ONE, BANC ONE TEXAS, BOTNA, AND
         ----------------------------------------------------------------
1ST*BANK
- --------

1ST*BANK will recognize no gain or loss upon the transfer of its assets to BANC ONE TEXAS, Section 361(a); nor will BANC ONE and BANC ONE TEXAS recognize gain or loss upon the acquisition by BANC ONE TEXAS of 1ST*BANK's assets, Rev. Rul. 57-278, 1957-1 C.B. 124. Furthermore, BANC ONE TEXAS and BOTNA will recognize no gain or loss upon BANC ONE TEXAS' transfer of 1ST*BANK's assets to BOTNA, Section Section 351(a), 1032(a).


IV.      GAIN OR LOSS RECOGNITION BY SHAREHOLDERS OF 1ST*BANK
         ----------------------------------------------------

Disregarding for this purpose any cash received pursuant to the exercise of statutory dissenters' rights or for fractional share interests to which they may be entitled, no gain or loss will be recognized to the shareholders of 1ST*BANK upon receipt of BANC ONE common stock. Section 354(a)(1).
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October 19, 1994



V.       FEDERAL INCOME TAX BASIS FOR SHAREHOLDERS OF 1ST*BANK
         -----------------------------------------------------

The Federal income tax basis of BANC ONE common stock (including fractional share interests to which they may be entitled) to be received by the shareholders of 1ST*BANK will be the same as the basis of the 1ST*BANK common stock surrendered in exchange therefor. Section 358(a)(1).


VI.      FEDERAL INCOME TAX HOLDING PERIOD OF BANC ONE COMMON STOCK
         ----------------------------------------------------------

Provided that the 1ST*BANK common stock was held as a capital asset on the date of the exchange, the holding period of BANC ONE common stock received by the shareholders of 1ST*BANK will include the period during which the shareholders held the 1ST*BANK common stock surrendered in exchange therefor. Section 1223(1).


VII.     REDEMPTION TREATMENT FOR CASH RECEIVED PURSUANT TO THE EXERCISE OF
         ------------------------------------------------------------------
DISSENTERS' RIGHTS BY 1ST*BANK SHAREHOLDERS
- -------------------------------------------

The shareholders who exercise their dissenters' rights will be treated as having received the cash as a distribution in redemption of their 1ST*BANK stock subject to the provisions and limitations of Section 302 Rev. Rul. 74-515, 1974-2 C.B. 118


VIII.    REDEMPTION TREATMENT FOR CASH RECEIVED IN LIEU OF FRACTIONAL SHARE
         ------------------------------------------------------------------
INTERESTS
- ---------

The payments of cash in lieu of fractional share interests will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by BANC ONE. The payments will be treated as having been received as a distribution in full payment in exchange for the stock redeemed as provided
in Section  302(a).   Rev. Rul. 66-365, 1966-2 C.B. 116; Rev. Proc. 77-41,
1977-2 C.B. 574.


DISCUSSION


I.       TAX-FREE REORGANIZATION STATUS
         ------------------------------

                 A.       Statement of Law


Tax-free reorganizations are governed by Section 368 of the Code. The purpose of the reorganization provisions of the Code is to exempt from taxation specifically described exchanges incident to readjustments of corporate structures that are required by business exigencies and effect only a readjustment of continuing interests in property under a modified corporate form. Treas. Reg. Section 1.368-1(b). Requisite to a reorganization under the Code are:


                 1. CONTINUITY OF BUSINESS ENTERPRISE, which requires that the acquiring corporation either (a) continue the acquired corporation's historic business, or (b) use a significant portion of the acquired corporation's historic business assets in a business. Treas. Reg. Section 1.368-1(d)(2);
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October 19, 1994



                 2.       CONTINUITY OF INTEREST by the persons who were
                 the owners prior to the reorganization. This requires that the target shareholders acquire a definite and substantial
                 proprietary interest in the acquiring corporation.    See
                 Treas. Reg. Section 1.368-1(b). The Internal Revenue Service's advance ruling guidelines provide that this requirement will be met if the former target shareholders receive stock or equity equal in value to 50% of the value of the formerly outstanding target stock. Rev. Proc. 77-37, 1977-2 C.B. 568.


                 3.       A BONA FIDE BUSINESS PURPOSE.  Treas. Reg. Section
                 Section 1.368-1(b), (c), -2(g); See Gregory v. Helvering, 293 U.S. 465 (1935).


                 4. A LACK OF OVERALL PLAN OF TAX AVOIDANCE wherein such overall plan uses a corporate reorganization to disguise the real character of the transaction.


Other pertinent reorganization provisions of the Code are as follows:


                 Section 368(a)(1)(C) of the Code provides that the term "reorganization" includes the acquisition by one corporation, in exchange solely for all or part of its voting stock (or in exchange solely for all or a part of the voting stock of a corporation which is in control of the acquiring corporation), of substantially all of the properties of another corporation, but in determining whether the exchange is solely for stock the assumption by the acquiring corporation of a liability of the other, or the fact that property acquired is subject to a liability, shall be disregarded.


In defining "substantially all," the Internal Revenue Service has focused not only on the percentage of assets transferred but also on the nature of the properties retained by the target corporation and the purpose of the retention, in addition to other facts and circumstances. See Rev. Rul. 57-518, 1957-2 C.B. 253, and Treas. Reg. Section 1.368-1(d)(4). The Internal Revenue Service's advance ruling guidelines provide that the "substantially all" requirement is satisfied if there is a transfer of assets representing at least ninety percent (90%) of the fair market value of the net assets and seventy percent (70%) of the fair market value of the gross assets held by the target corporation immediately prior to the transfer. Rev. Proc. 77-37, 1977-2 C.B. 568.


Section 368(b) of the Code states that the term "a party to the reorganization" includes both corporations in the case of a reorganization resulting from the acquisition by one corporation of stock or properties of another. Under
Section 368(b), "a party to a reorganization" includes the controlling corporation in cases where the stock of the corporation controlling the acquiring corporation is exchanged for the properties of the target corporation.


For purposes of Section 368, "control" is defined as "the ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation."
Section  368(c).

BANC ONE CORPORATION
Page 12
October 19, 1994



                 B.       Application of Law


The present transaction meets all of the requirements for a reorganization under the Code. First, BOTNA will continue the historic business of 1ST*BANK or use a significant portion of 1ST*BANK's historic business assets in a business. Thus, the transaction meets the continuity of business enterprise requirement.


Second, the parties have represented that there is no plan or intention by the shareholders of 1ST*BANK to sell, exchange, or otherwise dispose of a number of shares of BANC ONE common stock received in the transaction that would reduce their ownership of BANC ONE common stock to a number of shares having a value, immediately prior to the EFFECTIVE TIME, of less than 50 percent of the total fair market value of 1ST*BANK stock outstanding as of the same date. Thus, the transaction meets the continuity of interest requirement.


Third, this transaction will strengthen 1ST*BANK's ability to meet its customers' needs for a broader range of banking services and compete more effectively with similar banks in 1ST*BANK's current geographical area. It will also enable BANC ONE to expand its existing customer base while keeping its costs constant due to the economies of scale to be achieved as a result of the transaction. Thus, a bona fide business purpose exists for this transaction.


Finally, there appears to be no overall plan of tax avoidance wherein a corporate reorganization is being used to disguise the real character of the transaction. This requirement is satisfied because the transaction does not appear to be one of a series of planned transactions which would, if collapsed into a single transaction, in substance be a taxable transaction.


This transaction qualifies as a reorganization under Section 368(a)(1)(C). There has been (1) an acquisition by one corporation (BANC ONE TEXAS), (2) in exchange for the stock of a controlling corporation (BANC ONE), (3) of substantially all of the properties of another corporation (1ST*BANK). Further, the "substantially all" requirement is satisfied in that BANC ONE TEXAS will acquire at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by 1ST*BANK immediately prior to the transaction. See Priv. Ltr. Rule 89-27-041 (Apr. 11, 1989).


In conclusion, the acquisition by BANC ONE TEXAS of substantially all of the assets of 1ST*BANK in exchange for shares of BANC ONE common stock satisfies the requirements for a reorganization within the meaning of Section Section 368(a)(1)(C) of the Code. Furthermore, BANC ONE, BANC ONE TEXAS, BOTNA, and 1ST*BANK will each qualify as a "party to the reorganization" as defined in
Section  368(b) of the Code.  See  Priv. Ltr.  Rule 89-27-041 (Apr. 11, 1989).

BANC ONE CORPORATION
Page 13
October 19, 1994



II.      CHARACTERIZATION OF THE TRANSACTION
         -----------------------------------

                 A.       Statement of Law


Section 368(a)(2)(C) of the Code provides that "[a] transaction otherwise qualifying under paragraph (1)(A), (1)(B), or (1)(C) shall not be disqualified by reason of the fact that part or all of the assets or stock which were acquired in the transaction are transferred to a corporation controlled by the corporation acquiring such assets or stock."


In Revenue Ruling 64-73, 1964-1 C.B. 142, the Internal Revenue Service found that the acquisition by a parent corporation of a portion of the target's assets and the acquisition of the remaining assets of the target by a second tier subsidiary of the parent constituted a tax-free reorganization. The Service reached this result based upon Code Section 368(a)(2)(C). The Service reasoned that Code Section 368(a)(2)(C) is "not intended to exclude a transfer of assets to a wholly owned subsidiary of a corporation which is controlled by the parent corporation." Rev. Rul. 64-73, 1964-1 C.B. 142.


In Revenue Ruling 70-224, 1970-1 C.B. 79, the Internal Revenue Service found that the acquisition of a target's assets by a parent corporation, where the parent corporation subsequently transfers the acquired assets to its wholly owned subsidiary, constitutes a tax-free reorganization. In reaching this conclusion, the Service found that such transfer was permitted by Code Section 368(a)(2)(C). Additionally, the Service found that the parent corporation is treated as acquiring the target's assets, as provided in the merger agreement, and transferring such assets to its wholly owned subsidiary.


                 B.       Application of Law


In the present transaction, BANC ONE TEXAS, which is controlled by BANC ONE, will cause the assets and liabilities of an unrelated target (1ST*BANK) to be transferred to its wholly-owned subsidiary, BOTNA, by means of a merger in exchange for the voting stock of BANC ONE. The transfer of the assets and liabilities of 1ST*BANK acquired by BANC ONE TEXAS through its wholly owned subsidiary, BOTNA, is permitted by Code Section 368(a)(2)(C). Additionally, the transaction will be viewed as the acquisition of 1ST*BANK's assets and liabilities by BANC ONE TEXAS with BANC ONE TEXAS transferring such assets to BOTNA. Rev. Rul. 70-224, 1970-1 C.B. 79. See also Priv. Ltr. Rul. 89-27-041
(Apr. 11, 1989).


III.   GAIN OR LOSS RECOGNITION BY BANC ONE, BANC ONE TEXAS, BOTNA, AND 1ST*BANK
       -------------------------------------------------------------------------


                 A.       Statement of Law

Section 351(a) of the Code provides that "[n]o gain or loss shall be recognized if property is transferred to a corporation by one or more persons solely in exchange for stock in such corporation and immediately after the exchange such person or persons are in control (as defined in Section 368(c)) of the corporation."

BANC ONE CORPORATION
Page 14
October 19, 1994



Section 361(a) of the Code provides that "[n]o gain or loss shall be recognized to a corporation if such corporation is a party to the reorganization and exchanges property, in pursuance of the plan of reorganization, solely for stock or securities in another corporation a party to the reorganization."

Section 357(a) provides that if the taxpayer receives property that would be permitted to be received under Section 361 without recognition of gain and, in addition, another party to the exchange assumes a liability of the taxpayer or acquires property subject to a liability, then such assumption or acquisition is not treated as "money or other property" and should not prevent the exchange from falling within the non-recognition provisions of Section 361(a). Section 357(c) of the Code provides an exception to this general rule, however. Under
Section 357(c), gain is recognized to the extent that "the sum of the liabilities assumed plus the amount of liabilities to which property is subject exceeds the total of the adjusted basis of the property transferred . . .."


Revenue Ruling 57-278, 1957-1 C.B. 124, concluded that no gain or loss is recognized to a controlling corporation or its subsidiary upon the acquisition by the subsidiary of substantially all of the target corporation's assets in exchange for the stock of the controlling corporation.

Section 1032(a) of the Code provides that "[n]o gain or loss shall be recognized to a corporation on the receipt of money or other property in exchange for stock of such corporation."


                 B.       Application of Law

1ST*BANK is a "party to the reorganization" as defined in Code Section 368(b). Thus, under Section 361(a), 1ST*BANK recognizes no gain or loss upon the transfer of substantially all of its assets to BANC ONE TEXAS solely in exchange for BANC ONE common stock. In addition, under Section 357(a), the assumption by BANC ONE TEXAS of the liabilities of 1ST*BANK will not be treated as "money or other property" and will not prevent the exchange from falling within the non-recognition provision of Section 361(a). Additionally, the exception to Code Section 357(a) provided by Code Section 357(c) is inapplicable.


Neither BANC ONE nor BANC ONE TEXAS will recognize gain or loss upon the acquisition by BANC ONE TEXAS of substantially all of the assets of 1ST*BANK in exchange for shares of BANC ONE common stock and the assumption by BANC ONE TEXAS of 1ST*BANK's liabilities. Code Section 1032, and Rev. Rul. 57-278, 1957-1 C.B. 124.


BANC ONE TEXAS will recognize no gain or loss upon the transfer of all of 1ST*BANK's assets to BOTNA in constructive exchange for BOTNA stock and the assumption by BOTNA of 1ST*BANK's liabilities. Code Section 351(a) and Rev. Rul. 57-278, 1957-1 C.B. 124. Nor will BANC ONE recognize any gain or loss upon the exchange of its common shares for the assets and liabilities of 1ST*BANK. Code Section 1032(a). Section 357(c) is inapplicable to the
Section 351 transaction because the liabilities assumed will not exceed the basis of the assets received in the transfer.

BANC ONE CORPORATION
Page 15
October 19, 1994



IV.      GAIN OR LOSS RECOGNITION BY SHAREHOLDERS OF 1ST*BANK
         ----------------------------------------------------

                 A.       Statement of Law

Section 354(a)(1) of the Code provides that "[n]o gain or loss shall be recognized if stock . . . in a corporation a party to a reorganization [is] . . . exchanged solely for stock or securities in such corporation or in another corporation a party to the reorganization."


                 B.       Application of Law


Disregarding any cash received pursuant to the exercise of statutory dissenters' rights or fractional share interests, the shareholders of 1ST*BANK will receive BANC ONE common stock solely in exchange for cancellation of their 1ST*BANK common stock. Therefore, the exchange will be solely for stock in another corporation which is a party to the reorganization. As a result, no gain or loss will be recognized by the shareholders of 1ST*BANK upon the Merger, ignoring the statutory dissenters' rights or fractional share interests.


V.       FEDERAL INCOME TAX BASIS FOR SHAREHOLDERS OF 1ST*BANK
         -----------------------------------------------------

                 A.       Statement of Law


In general, Section 358(a)(1) provides that in the case of an exchange to which Section 354 applies, "[t]he basis of the property permitted to be received under such section without the recognition of gain or loss shall be the same as that of the property exchanged."


                 B.       Application of Law


Under Section 358(a)(1), the aggregate basis of BANC ONE common stock (including any fractional share interests) to be received by the shareholders of 1ST*BANK will be the same aggregate Federal income tax basis as the 1ST*BANK common stock surrendered in the exchange therefor.

VI.      FEDERAL INCOME TAX HOLDING PERIOD OF BANC ONE COMMON STOCK
         ----------------------------------------------------------

                 A.       Statement of Law

Section 1223(1) of the Code provides:


         In determining the period for which the taxpayer has held property received in an exchange, there shall be included the period for which he held the property exchanged if, under this chapter, the property has, for the purpose of determining gain or loss from a sale or exchange, the same basis in whole or in part in his hands as the property exchanged, and, in the case of such exchanges after March 1, 1954, the property exchanged at the time of such exchange was a capital asset as defined in section 1221 or property described in section 1231.

BANC ONE CORPORATION
Page 16
October 19, 1994



                 B.       Application of Law


The holding period of BANC ONE common stock to be received by the shareholders of 1ST*BANK will include the period during which they held the shares of 1ST*BANK common stock surrendered in the exchange therefor, provided that 1ST*BANK stock was held as a capital asset on the date of the exchange. Code
Section  1223(1).


VII.     REDEMPTION TREATMENT FOR CASH RECEIVED PURSUANT TO THE EXERCISE OF
         ------------------------------------------------------------------
DISSENTERS' RIGHTS BY 1ST*BANK SHAREHOLDERS
- -------------------------------------------

                 A.       Statement of Law


Section 302(a) of the Code provides:

                 If a corporation redeems its stock (within the meaning of section 317(b)), and if paragraph (1), (2), (3), or (4) of subsection (b) applies, such redemption shall be treated as a distribution in part or full payment in exchange for the stock.

Section 302(b)(3) provides:

                 Subsection (a) shall apply if the redemption is a complete redemption of all of the stock of the corporation owned by the shareholder.

Section 317(b) of the Code provides:

                 For purposes of this part, stock shall be treated as redeemed by a corporation if the corporation acquires its stock from a shareholder in exchange for property, whether or not the stock so acquired is canceled, retired, or held as treasury stock.


                 B.       Application of Law


The shareholders who exercise their dissenters' rights will be treated as having received the cash as a distribution in redemption of their 1ST*BANK stock subject to the provisions and limitations of Section 302 of the Code because they will have a complete termination of their interest in 1ST*BANK. See Rev. Rul. 74-515, 1974-2 C.B. 118.


VIII.    REDEMPTION TREATMENT FOR CASH RECEIVED IN LIEU OF FRACTIONAL SHARE
         ------------------------------------------------------------------
INTERESTS
- ---------

                 A.       Statement of Law


In Rev. Rul. 66-365, 1966-2 C.B. 116, the Internal Revenue Service concluded that where cash payments are made to the shareholders of the target corporation in lieu of fractional share

BANC ONE CORPORATION
Page 17
October 19, 1994


interests, those cash payments are treated as distributions followed by redemptions under Section 302 of the Code. The Internal Revenue Service's advance ruling guidelines provide that:


                 cash to be distributed to shareholders in lieu of fractional share interests arising in corporate reorganizations, stock splits, stock dividends, conversion of convertible stocks, and other similar transactions will be treated as having been received in part or full payment in exchange for the stock redeemed if the cash distribution is undertaken solely for the purpose of saving the corporation the expense and inconvenience of issuing and transferring fractional shares, and is not separately bargained-for consideration.

Rev. Proc. 77-41, 1977-2 C.B. 574.

Thus, if the redemption is not essentially equivalent to a dividend, each shareholder's redemption will be treated as a distribution in full payment in exchange for the shareholder's fractional share interest under Section 302(a) of the Code. Rev. Proc. 77-41, 1977-2 C.B. 574.


                 B.       Application of Law


In this case, the payment of cash in lieu of issuing fractional shares is solely for the purpose of avoiding the expense and inconvenience to BANC ONE of issuing fractional shares and does not represent separately bargained-for consideration. These payments of cash will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by BANC ONE. The payments will be treated as having been received as a distribution in full payment in exchange for the stock redeemed as provided in Section 302(a) of the Code, to the extent such payments are not essentially equivalent to a dividend.


OPINION


Based upon the foregoing and taking into consideration the statements contained in the section marked "CAVEAT" below, it is our opinion that the transaction will produce the following Federal income tax consequences:


                 1. The transaction will be characterized as an acquisition by BANC ONE TEXAS of substantially all of the assets of 1ST*BANK solely in exchange for BANC ONE common stock and the assumption of all of the liabilities of 1ST*BANK, followed by the transfer of the assets and liabilities of 1ST*BANK to BOTNA.


                 2. A tax-free reorganization will take place under Section Section 368(a)(1)(C) and 368(a)(2)(C) of the code.

                 3. Except with respect to any cash payments received pursuant to the exercise of statutory dissenters' rights or for fractional shares, no gain or loss will be recognized by BANC ONE, BANC ONE TEXAS, BOTNA, 1ST*BANK, or the shareholders of 1ST*BANK.

BANC ONE CORPORATION
Page 18
October 19, 1994


                 4. The Federal income tax basis of the BANC ONE common stock (including fractional share interests to which the shareholders of 1ST*BANK may be entitled) received by the shareholders of 1ST*BANK will be the same as the Federal income tax basis of the 1ST*BANK common stock surrendered in exchange therefor.


                 5. The holding period of the shares of BANC ONE common stock received by a shareholder of 1ST*BANK will include the period for which the 1ST*BANK common exchanged therefor was held (including shares of 1ST*BANK common which were received by any shareholder immediately prior to the EFFECTIVE TIME by reason of the conversion of 1ST*BANK Debentures into shares of 1ST*BANK common), provided that the 1ST*BANK common stock was held as a capital asset on the date of the exchange.


                 6. The shareholders who exercise their dissenters' rights will be treated as having received the cash as a distribution in redemption of their 1ST*BANK stock subject to the provisions and limitations of Section 302 of the Code.


                 7. The payments of cash in lieu of fractional share interests will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by BANC ONE, with the redemption being entitled to treatment as a distribution in full payment in exchange for the stock redeemed as provided in Section 302(a) of the Code, to the extent such payments are not essentially equivalent to a dividend.


CAVEAT


The foregoing opinion is directed solely towards those items set forth in the section of this opinion labeled "ISSUES;" therefore, no opinion is hereby expressed regarding any other Federal, state, local, or other tax issues or on any other matter not specifically mentioned therein. If any of the statements of facts, assumptions, or representations contained herein are subsequently determined to be incorrect in whole or in part such that they would have a material effect upon the tax treatment of the issues addressed herein, then no opinion is expressed as to the tax treatment of the proposed transaction.

We hereby consent to the filing of this opinion as an exhibit to the registration statement filed on Form S-4.


                                        Very truly yours,
                                        /s/ Coopers & Lybrand L.L.P.




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